EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Iron Mountain Incorporated on Form S-4 of our report dated July 19, 1996, (except as to Note 11 which is as of September 1, 1996) on our audit of the financial statements of International Record Storage and Retrieval Service, Inc. as of and for the year ended December 31, 1995, included in Iron Mountain Incorporated's Form S-4/A filed with the Securities Exchange Commission on May 13, 1997, and the reference in this registration statement to our Firm as experts.





                                                Rothstein, Kass & Company, P.C.

Roseland, New Jersey
January 5, 1998